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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date Of Report (Date Of Earliest Event Reported): May 16, 2003

                                  SYNAVANT INC.
                         -----------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                          0-30822                22-2940965
         --------                          -------                ----------
 (State or other jurisdiction of    (Commission File No.)        (IRS Employer
  incorporation or organization                              Identification No.)

                               3445 Peachtree Road
                                   Suite 1400
                             Atlanta, Georgia 30326
                             ----------------------
          (Address of principal executive offices, including zip code)
                                 (404) 841-4000
                             ----------------------
              (Registrant's telephone number, including area code)

                                      None.
                                ---------------
                        (Former name or Former Address if
                           Changed Since Last Report)

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ITEM 5. OTHER EVENTS

         On May 9, 2003, SYNAVANT Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Dendrite International, Inc., a New Jersey corporation ("Dendrite"), and Amgis Acquisition Co., a Delaware corporation and wholly owned subsidiary of Dendrite (the "Purchaser"). On May 16, 2003, the Company, Dendrite and the Purchaser entered into Amendment No. 1 to the Merger Agreement (together with the Merger Agreement, the "Amended Merger Agreement"), which is filed herewith as Exhibit 99.1.

         The Amended Merger Agreement provides for the commencement by the Purchaser of a tender offer to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") at a price of $3.22 per Share net to the seller in cash, without interest, subject to the satisfaction of the conditions set forth in the Amended Merger Agreement (the "Offer") and, following the purchase of the Shares pursuant to the Offer and subject to the conditions set forth in the Amended Merger Agreement, a merger (the "Merger") of the Purchaser into the Company. Pursuant to the Amended Merger Agreement, at the effective time of the Merger, each outstanding Share, other than Shares as to which dissenters' rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by the Company, Dendrite or the Purchaser, will be converted into the right to receive $3.22 per Share in cash, without interest (the "Merger Consideration"). Shares that are held by the Company as treasury stock and any Shares owned by Dendrite or the Purchaser will be canceled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor. The description of the Amended Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions thereof.

         In connection with entering into the Amended Merger Agreement, the Company and Dendrite entered into a credit facility dated as of May 16, 2003 (the "Credit Facility"). Pursuant to the Credit Facility, the Company may borrow from Dendrite up to an aggregate of $15.0 million; provided that prior to June 1, 2003, such borrowings may not exceed $6.0 million in the aggregate, and during the period between June 1, 2003 and June 30, 2003, such borrowings may not exceed $9.0 million in the aggregate. The available credit offered by the Credit Facility allows the Company to satisfy all outstanding obligations under that certain Revolving Credit and Security Agreement dated March 31, 2003 among the Company, certain of its subsidiaries and CapitalSource Finance, LLC (the "CapitalSource Facility") and to terminate the CapitalSource Facility, the terms of which were less favorable than those of the Credit Facility. At such time as the Company's borrowings under the Credit Facility exceed $5.0 million, Dendrite will have a lien and security interest upon and against all of the Company's assets. In the event the Company terminates the Amended Merger Agreement or approves a Superior Proposal, as defined in the Amended Merger Agreement, the principal and interest owed under the Credit Facility will become immediately due and payable. The Credit Facility is filed herewith as Exhibit 99.2.

         On May 17, 2003, the Company issued a press release announcing the execution of Amendment No. 1 to the Merger Agreement. The May 17, 2003 press release is filed herewith as Exhibit 99.3.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

99.1 Amendment No. 1 to Agreement and Plan of Merger dated May 16, 2003, by and among the Company, Dendrite and the Purchaser.

99.2 Secured Promissory Note dated May 16, 2003, issued by the Company to Dendrite.

99.3 Press Release dated May 17, 2003 (incorporated by reference to the Company's Schedule 14D-9C filed on May 19, 2003).

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        SYNAVANT INC.




Date:  May 19, 2003                                     /s/ Wayne P. Yetter
                                                        -----------------------
                                                        Wayne P. Yetter
                                                        Chief Executive Officer